Immediate   Karen L. Widmayer:  Media Contact
            (202) 729-1789
            Stephen Walsh:  Analyst Contact
            (202) 729-1764


            CARRAMERICA ANNOUNCES SECOND QUARTER 2001 FINANCIAL RESULTS


     Washington D.C. - August 3, 2001 - CarrAmerica Realty Corporation (NYSE:CRE) today reported second quarter Funds From Operations (FFO) from continuing operations of $58.7 million or $.84 per diluted share, a 13.5% increase over the same period in 2000. Excluding the impact of termination fee revenue, FFO per share increased approximately 18.6% over the same period in 2000. FFO for the six month period ended June 30, 2001 was $113.3 million or $1.61 per diluted share as compared to $108.9 million or $1.47 per diluted share for the same period in 2000, a 9.5% increase.

     Diluted earnings per share (EPS) from continuing operations were $0.38 for the second quarter of 2001 as compared to $0.31 for the second quarter of 2000, a 22.6% increase. For the first six months of 2001, diluted earnings per share from continuing operations were $0.71 compared to $0.68 for the same period a year ago, a 4.4% increase.

     CarrAmerica President and Chief Executive Officer, Thomas A. Carr, commented, "The year 2001 continues to be a challenging year for the real estate industry." Mr. Carr continued, "CarrAmerica's second quarter demonstrates strong operating results resulting from the company's focus on occupancy and cost control together with an excellent quarter for our service businesses."

Portfolio Recognizes Rental Rate Increases of 42.2%
---------------------------------------------------

     Performance of operating properties remains strong with an average occupancy of 97.2% at June 30, 2001, up from 97.0% as of March 31, 2001.

     Same store portfolio operating income during the quarter grew 3.7% on a GAAP basis and 4.1% on a cash basis over the same period in 2000. The occupancy rate for same store properties was 96.8% in the second quarter of 2001 as compared to 97.8% for second quarter 2000. Excluding the impact of termination fee revenue on the same store net operating income, the same store net operating income grew by 7.3% on a GAAP basis and 7.8% on a cash basis over the second quarter 2000.

                                  -CONTINUED-

CarrAmerica Release of August 3, 2001
Page Two


     For the second quarter, rental rates increased 42.2% on average on the rolling leases executed during the quarter. Rental rates increased 29.6% on average on the rolling leases executed during the six-month period ended June 30, 2001.

Development Update
------------------

     As of June 30, 2001, CarrAmerica and its subsidiary, CarrAmerica Development, Inc., had approximately 375,000 square feet under development in three of the Company's markets. Total cost of this development is expected to be approximately $54.7 million, of which $32.5 million had been invested as of June 30, 2001. This development pipeline is currently 68.7% leased or committed and the year-one unleveraged return on CarrAmerica's invested capital is expected to be approximately 11.4%.

     CarrAmerica and its subsidiary own a partial interest in five development projects totaling approximately 939,000 square feet under development in four markets. The total cost of these projects is expected to be $198.1 million and the projects are currently 52.9% leased or committed. CarrAmerica's share of the total project costs for these developments is expected to be approximately $60.7 million and the year-one unleveraged return on CarrAmerica's invested capital (exclusive of fees) is expected to be approximately 10.4%.

     During the second quarter, CarrAmerica subsidiary CarrAmerica Urban Development, LLC commenced construction on 1750 H Street, a 112,000 square foot project in downtown Washington, D.C. The project is 35% leased. CarrAmerica Urban Development is acting as a fee developer and CarrAmerica Realty Corporation is a mezzanine lender on the project.

     Also during the second quarter, CarrAmerica Urban Development, LLC entered into a joint venture with a client of JPMorgan Fleming Asset Management for the development of 575 Seventh Street, a 478,000 square foot office project across from the MCI Arena. The $153 million project is 51% leased to Venable, Baetjer, Howard and Civiletti, LLP and will commence construction in the third quarter. CarrAmerica Urban Development, LLC will also be developing an adjacent 29-unit residential project.

     During the second quarter, CarrAmerica and its subsidiary placed in service approximately 77,000 square feet of new office space with total project costs of approximately $24.4 million at an expected year-one unleveraged return on invested capital of approximately 15.3%. In addition, 162,000 square feet were placed in service in partially owned projects in which CarrAmerica owns approximately 35% on average, with total project costs of $26.0 million and an average yield of 10.6%.

     Also during the second quarter, CarrAmerica and its subsidiary announced two new fee development projects in downtown Washington, D.C.:

     The Freedom Forum selected CarrAmerica Urban Development, LLC, to serve as project manager for the development of The Freedom Forum/Newseum building on Pennsylvania Avenue. This project will relocate The Freedom Forum and the Newseum, the interactive

                                  -CONTINUED-

CarrAmerica Release of August 3, 2001
Page Three


museum of news, from nearby Arlington to the corner of Pennsylvania Avenue and 6th Street, N.W., just west of the Capitol. The project, which encompasses museum exhibit space, office and residential components, will significantly expand and update the Newseum's content and will more than double the exhibit space in the current museum.

     CarrAmerica Urban Development, LLC was also selected to assist in the development of a second headquarters building for the International Monetary Fund (IMF) to be located on Pennsylvania Avenue adjacent to the IMF's existing headquarters at 700 19th Street in Washington, D.C. CarrAmerica Urban Development will act as Development Manager responsible for the overall management and administration of the project including planning, design, zoning approvals, construction, occupancy and commissioning of IMF's second headquarters building. The building will feature a dramatic atrium, three levels of underground parking, a 450-seat meeting facility, food service and a state-of-the-art training facility.

Fee Service Revenue Continues to Grow
-------------------------------------

     During the second quarter, CarrAmerica and its affiliates generated real estate service revenue of $9.7 million, an increase of 82.7% over the prior year. Fee service revenue continues to grow driven by management and development fees received by CarrAmerica's services businesses in the areas of build-to-suit development, project and construction management, leasing and facility and property management services for third party customers.

Acquisitions
------------

     During the second quarter, CarrAmerica purchased two buildings totaling 235,000 square feet in Mountain View, California for $51 million. The project has long-term leases with KPMG and AOL-Time Warner. CarrAmerica was previously a lender on the project and exercised an option to purchase the property for an additional $1 million. The purchase was completed as part of a 1031 exchange.

     In addition, during the second quarter, a partnership in which CarrAmerica is a 49% partner completed the acquisition of 2025 M Street, a 189,000 square foot office building in downtown Washington, D.C. for $37.9 million. The purchase was completed as part of a 1031 exchange.

Dispositions
------------

     During the second quarter, CarrAmerica sold a $2.2 million land parcel in Austin, Texas. In addition, CarrAmerica has one building in suburban Denver, Colorado under contract for sale at a price of $12 million. The sale is expected to close in the fourth quarter.

     The Company anticipates the proceeds from the sale of these assets to be used to repay amounts outstanding on the Company's line of credit, to fund future development project costs and for other general corporate purchases. There can be no assurance that any pending disposition will occur on such terms or at all.


                                  -CONTINUED-

CarrAmerica Release of August 3, 2001
Page Four


Capital Markets and Finance
---------------------------

     In the second quarter, CarrAmerica closed on a new three-year $500 million credit facility with a syndicate of banks arranged by J.P. Morgan Securities Inc. The terms were substantially similar to the previous credit facility.

     Additionally, Carr Office Park, LLC, a joint venture with New York State Teachers' Retirement System, closed on a ten-year, $225 million financing. The loan was provided by Northwestern Mutual Life Company and the State of Wisconsin Investment Board at an interest rate of 7.13%. This represents an approximately 60% loan on the value of the stabilized assets.

     Also in the second quarter, Moody's Investor Service upgraded the senior unsecured rating of CarrAmerica to Baa2, from Baa3, and revised the ratings outlook to stable, from positive.

CarrAmerica Stock Repurchase Plan Expanded
------------------------------------------

     CarrAmerica has purchased approximately $209.4 million of its common stock to date under the previously announced $275 million share repurchase program. The average price per share has been $28.94.

     CarrAmerica also announced that its Board of Directors has authorized an expansion of the existing share repurchase program of up to an additional $50 million of its outstanding shares. In addition its Board of Directors expanded the program to include preferred shares and outstanding debt securities. These additional securities will be purchased under the same terms and conditions as the existing program.

CarrAmerica Earnings Estimates
------------------------------

     On Monday, August 6, CarrAmerica management will discuss earnings guidance for 2001 and 2002. Based on management's view of current market conditions and certain assumptions with regard to rental rates and other projections (including the impact of the Company's stock repurchase program), a range of fully diluted FFO per share of $3.26 - $3.28 for 2001 will be discussed. In addition, a range of fully diluted FFO per share of $3.55 - $3.57 for 2002 will be discussed.

CarrAmerica Announces Second Quarter Dividend
---------------------------------------------

     The Board of Directors of CarrAmerica yesterday declared a second quarter dividend for its common stock and its Series A Cumulative Convertible Redeemable preferred stock of $.4625 per share. The dividends will be payable to common and Series A preferred shareholders of record as of the close of business on August 17, 2001. CarrAmerica's common stock will begin trading ex-dividend on August 15, 2001, and the dividends payable to common shareholders will be paid on August 31, 2001. Dividends payable to Series A preferred shareholders will be paid on August 31, 2001.


                                  -CONTINUED-

CarrAmerica Release of August 3, 2001
Page Five


     The Company also declared a regular dividend for its Series B, Series C, and Series D preferred stock. The Series B Cumulative Redeemable preferred stock dividend was declared to be $.535625 per share, the Series C Cumulative Redeemable preferred stock dividend was declared to be $.534375 per share, and the Series D Cumulative Redeemable preferred stock dividend was declared to be $.528125 per share. The Series B, Series C and Series D preferred stock dividends are payable to shareholders of record as of the close of business on August 17, 2001. Such preferred stock will begin trading ex-dividend on August 15, 2001 and the dividends will be paid on August 31, 2001.

CarrAmerica Second Quarter Webcast and Conference Call
------------------------------------------------------

     CarrAmerica will conduct a conference call to discuss the second quarter 2001 operations on Monday, August 6, 2001 at 11:00 a.m. EST. A live webcast of the call will be available through a link at CarrAmerica's web site, www.carramerica.com. The phone number for the conference call is 1-800-982-
-------------------
3654; for local Washington, D.C. area and international participants, 703-871-3021; and 0800-215-1724 for Netherlands participants. The call is open to all interested persons. A taped replay of the conference call can be accessed immediately after the call through August 13, 2001, by dialing 1-888-266-2081 or 703-925-2533 for local Washington, D.C. area and international participants (access code 5373958 for all callers.)

     A copy of supplemental material on the Company's second quarter operations is available on the Company's web site, www.carramerica.com, or by request from:

Stephen Walsh
CarrAmerica Realty Corporation
1850 K Street, NW, Suite 500
Washington, D.C.  20016
(Telephone)  202-729-1764
E-Mail)  swalsh@carramerica.com
         ----------------------

     CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The Company is committed to becoming America's leading office workplace company by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties, extraordinary development capabilities and land positions. CarrAmerica is a leading office innovator with interests in and strategic relationships with companies including: HQ Global Workplaces, a global leader in executive office suites; essention, the engine behind InfoCentre, a web-based operations and issues management platform and DukeSolutions, a Duke Energy subsidiary providing comprehensive energy management programs.


                                  -CONTINUED-

CarrAmerica Release of August 3, 2001
Page Six


     Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 287 operating office properties and have eight office buildings under development in six key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

     Estimates of FFO per share are by definition, and certain statements in this release may constitute, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Company, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that the Company may not control, governmental actions and initiatives, and environmental/safety requirements. For a further discussion of these and other factors that could impact the Company's future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular the section titled, "The Company - Risk Factors" in the Company's Annual Report of Form 10-K.



                                  -CONTINUED-

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                          Consolidated Balance Sheets
--------------------------------------------------------------------------------

(In thousands)

                                                                    June 30,             December 31,
                                                                      2001                  2000
                                                               --------------------  --------------------
                                                                   (unaudited)
Assets
------
Rental property
      Land                                                         $      644,799         $     644,326
      Buildings                                                         1,825,629             1,836,214
      Tenant improvements                                                 338,606               325,936
      Furniture, fixtures and equipment                                     3,521                 6,844
                                                              --------------------  --------------------
                                                                        2,812,555             2,813,320
      Less: Accumulated depreciation                                     (422,617)             (381,260)
                                                              --------------------  --------------------
          Net rental property                                           2,389,938             2,432,060

Land held for future development or sale                                   44,599                47,984
Construction in progress                                                   32,549                48,300
Cash and cash equivalents                                                  14,482                24,704
Restricted deposits                                                         7,288                39,482
Accounts and notes receivable                                              32,374                70,693
Investments in unconsolidated entities                                    153,468               269,193
Accrued straight-line rents                                                59,189                54,960
Tenant leasing costs, net                                                  52,030                54,522
Deferred financing costs, net                                               9,760                11,311
Prepaid expenses and other assets, net                                     25,495                19,632
                                                              --------------------  --------------------
                                                                   $    2,821,172         $   3,072,841
                                                              ====================  ====================

Liabilities and Stockholders' Equity
------------------------------------
Liabilties:
      Mortgages and notes payable                                  $    1,109,778         $   1,211,158
      Accounts payable and accrued expenses                                64,778                96,147
      Rent received in advance and security deposits                       29,892                29,143
                                                              --------------------  --------------------
                                                                        1,204,448             1,336,448

Minority interest                                                          85,993                89,687

Stockholders' equity:
      Preferred stock                                                          89                    93
      Common stock                                                            621                   650
      Additional paid in capital                                        1,653,396             1,755,985
      Cumulative dividends in excess of net income                       (123,375)             (110,022)
                                                              --------------------  --------------------
                                                                        1,530,731             1,646,706
                                                              --------------------  --------------------
Commitments and contingencies

                                                                   $    2,821,172         $   3,072,841
                                                              ====================  ====================

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Operations
----------------------------------------------------------------------


(In thousands, except per share amounts)
                                                            Three Months Ended              Six Months Ended
                                                                  June 30,                       June 30,
                                                        ----------------------------   ----------------------------
                                                            2001           2000            2001           2000
                                                        -------------  -------------   -------------  -------------
                                                                  (unaudited)                    (unaudited)
Revenues:
     Rental income (1):
        Minimum base rent                                  $ 105,802      $ 115,303     $ 212,012         $ 229,183
        Recoveries from tenants                               14,683         17,505        28,724            34,339
        Parking and other tenant charges                       3,338          6,319         6,876            12,230
                                                         -----------    -----------   -----------       -----------
           Total rental revenue                              123,823        139,127       247,612           275,752
     Real estate service income                                9,703          5,312        19,840            10,253
                                                         -----------    -----------   -----------       -----------
           Total operating revenues                          133,526        144,439       267,452           286,005
                                                         -----------    -----------   -----------       -----------

Operating expenses:
     Property expenses:
        Operating expenses                                    28,433         31,930        60,474            64,212
        Real estate taxes                                     10,050         12,572        19,617            24,518
     Interest expense                                         21,136         25,115        41,996            52,005
     General and administrative                               11,939         12,001        26,340            21,773
     Depreciation and amortization                            30,820         35,170        61,645            67,319
                                                         -----------    -----------   -----------       -----------
           Total operating expenses                          102,378        116,788       210,072           229,827
                                                         -----------    -----------   -----------       -----------
           Real estate operating income                       31,148         27,651        57,380            56,178

Other income:
     Interest income                                           1,023            873         2,127             1,750
     Equity in earnings of unconsolidated entities             3,674          1,267         7,028             2,716
                                                         -----------    -----------   -----------       -----------
           Total other income                                  4,697          2,140         9,155             4,466
                                                         -----------    -----------   -----------       -----------

           Income from continuing operations
           before income taxes, minority
           interest and (loss) gain on sale of assets
           and other provisions, net                          35,845         29,791        66,535            60,644

Income taxes                                                    (187)             -          (234)                -
Minority interest                                             (3,076)        (2,353)       (4,529)           (5,408)
(Loss) gain on sale of assets and other provisions, net          (22)         2,387         1,054             7,741
                                                         -----------    -----------   -----------       -----------
           Income from continuing operations               $  32,560      $  29,825     $  62,826         $  62,977

Discontinued operations - Income from
  operations of discontinued Executive
  Suites subsidiary (less applicable
  income tax expense)                                              -          1,836             -               456

Discontinued operations - Gain on sale of
  discontinued operations (less applicable income
  tax expense of $21,131)                                          -         31,852             -            31,852
                                                         -----------    -----------   -----------       -----------
Net income                                                 $  32,560      $  63,513     $  62,826         $  95,285
                                                         ===========    ===========   ===========       ===========

     Basic net income per share:
        Net income from continuing operations              $    0.39      $    0.31     $    0.73         $   0.68
        Discontinued operations                                    -           0.03             -                -
        Gain on discontinued operations                            -           0.48             -             0.48
                                                         -----------    -----------   -----------       -----------
        Net income                                         $    0.39      $    0.82     $    0.73         $   1.16
                                                         ===========    ===========   ===========       ===========

     Diluted net income per share:
        Net income from continuing operations              $    0.38      $    0.31     $    0.71         $   0.68
        Discontinued operations                                    -           0.03             -                -
        Gain on discontinued operations                            -           0.43             -             0.44
                                                         -----------    -----------   -----------       -----------
        Net income                                         $    0.38      $    0.77     $    0.71         $   1.12
                                                         ===========    ===========   ===========       ===========


NOTE: (1) Rental income includes $2,897 and $3,465 of accrued straight line rents for the three months periods ended June 30, 2001 and 2000, respectively, and $5,263 and $6,466 of accrued straight line rents for the six months period ended June 30, 2001 and 2000, respectively.

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                     Consolidated Statements of Cash Flow
--------------------------------------------------------------------------------


(Unaudited and in thousands)
                                                                                             Six Months Ended
                                                                                                  June 30,
                                                                                         --------------------------
                                                                                            2001          2000
Cash flow from operating activities:
     Net income                                                                          $ 62,826      $ 95,285
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization                                                      61,645        67,370
        Minority interest                                                                   4,529         5,408
        Equity in earnings of unconsolidated entities                                      (7,028)       (2,716)
        Gain on sale of assets and other provisions, net                                   (1,054)       (7,741)
        Income and gain on sale of discontinued operations                                      -       (32,308)
        Provision for uncollectible accounts                                                4,703         1,549
        Stock based compensation                                                            1,469         1,553
        Other                                                                                 264        (1,140)
     Change in assets and liabilities:
        Decrease (increase) in accounts receivable                                         16,140        (5,689)
        Increase in accrued straight-line rents                                            (5,417)       (6,466)
        Additions to tenant leasing costs                                                  (5,519)       (9,059)
        Increase in prepaid expenses and other assets                                      (7,866)       (9,876)
        Decrease in accounts payable and accrued expenses                                 (32,221)       (5,080)
        Increase in rent received in advance and security deposits                          1,279         3,095
                                                                                      ------------  ------------
            Total adjustments                                                              30,924        (1,100)
                                                                                      ------------  ------------
            Net cash provided by operating activities                                      93,750        94,185
                                                                                      ------------  ------------
Cash flows from investing activities:
     Acquisition and development of rental property                                       (16,207)      (46,825)
     Additions to land held for development or sale                                       (34,840)      (11,071)
     Additions to construction in progress                                                (19,215)      (33,493)
     Acquisitions and development of executive suites assets                                    -        (6,678)
     Payments on notes receivable                                                          16,539           139
     Distributions from unconsolidated entities                                            89,616         3,568
     Investments in unconsolidated entities                                               (10,440)       (9,875)
     Acquisition of minority interest                                                      (3,289)       (1,478)
     Decrease (increase) in restricted cash and cash equivalents                           32,194          (322)
     Proceeds from the sale of discontinued operations                                          -       377,310
     Proceeds from sales of properties                                                    100,474        62,883
                                                                                      ------------  ------------
            Net cash provided by investing activities                                     154,832       334,158
                                                                                      ------------  ------------
Cash flows from financing activities:
     Repurchase of common stock                                                          (119,210)      (28,450)
     Exercises of stock options                                                            16,082         9,945
     Net repayments on unsecured credit facility                                          (86,000)     (317,500)
     Net repayments of mortgages payable                                                  (15,502)       (7,849)
     Proceeds from mortgages                                                               26,628             -
     Dividends and distributions to minority interests                                    (80,802)      (85,524)
     Contributions from minority interests                                                      -         1,948
                                                                                      ------------  ------------
            Net cash used by financing activities                                        (258,804)     (427,430)
                                                                                      ------------  ------------
            (Decrease) increase in unrestricted cash and cash equivalents                 (10,222)          913
Unrestricted cash and cash equivalents, beginning of the period                            24,704        51,886
                                                                                      ------------  ------------
Unrestricted cash and cash equivalents, end of the period                                $ 14,482      $ 52,799
                                                                                      ============  ============
Supplemental disclosure of cash flow information:
     Cash paid for interest (net of capitalized interest of $3,837 and $16,378
        for the six months ended June 30, 2001 and 2000, respectively)                   $ 49,207      $ 60,106
                                                                                      ============  ============

                CARRAMERICA REALTY CORPORATION AND SUBSIDIARIES
                             Funds From Operations
--------------------------------------------------------------------------------



(In thousands, except per share amounts)                                        Three Months Ended           Six Months Ended
                                                                                     June 30,                     June 30,
                                                                           -------------------------    ---------------------------
                                                                               2001         2000            2001           2000
                                                                           -----------  ------------    ------------   ------------

Net income from continuing operations before minority interest:             $ 35,636       $ 32,178        $ 67,355      $ 68,385

Adjustments to derive funds from continuing operations:
     Add:   Depreciation and amortization - REIT properties                   29,540         33,351          59,162        64,134
            Depreciation and amortization - Equity properties                  2,211          1,030           5,295         1,689
     Deduct:
            Minority interests' (non Unitholders) share of
              depreciation, amortization and net income                         (219)          (218)           (501)         (473)
            Loss (gain) on sale of assets and other provisions, net               22         (2,387)         (1,054)       (7,741)
                                                                           -----------  ------------    ------------   ------------
FFO from continuing operations before allocations to minority Unitholders     67,190         63,954         130,257       125,994
Less:   FFO allocable to the minority Unitholders                             (4,507)        (3,794)         (8,344)       (8,231)
                                                                           -----------  ------------    ------------   ------------
CarrAmerica Realty Corporation's FFO from continuing operations               62,683         60,160         121,913       117,763
Less:   Preferred stock dividends                                             (8,746)        (8,745)        (17,395)      (17,522)
                                                                           -----------  ------------    ------------   ------------
CarrAmerica Realty Corporation's FFO from continuing operations
     attributable to common shares                                            53,937         51,415         104,518       100,241

Discontinued operations                                                           --          8,473              --        13,368
Gain on sale of discontinued operations                                           --         31,852              --        31,852
                                                                           -----------  ------------    ------------   ------------
CarrAmerica Realty Corporation's FFO attributable to common shares          $ 53,937       $ 91,740        $104,518      $145,461
                                                                           ===========  ============    ============   ============

Weighted average common shares outstanding:
     Basic                                                                    61,840         66,856          62,509        66,912
     Diluted                                                                  69,494         74,684          70,353        74,292

Basic funds from operations per common share:
     Funds from continuing operations                                       $   0.87       $   0.77        $   1.67      $   1.50
     Funds from discontinued operations                                           --           0.13              --          0.20
     Funds from sale of discontinued operations                                   --           0.48              --          0.48
                                                                           -----------  ------------    ------------   ------------
        Total funds from operations                                         $   0.87       $   1.38        $   1.67      $   2.18
                                                                           ===========  ============    ============   ============

Diluted funds from operations per common share:
     Funds from continuing operations                                       $   0.84       $   0.74        $   1.61      $   1.47
     Funds from discontinued operations                                           --           0.11              --          0.18
     Funds from sale of discontinued operations                                   --           0.43              --          0.43
                                                                           -----------  ------------    ------------   ------------
        Total funds from operations                                         $   0.84       $   1.28        $   1.61      $   2.08
                                                                           ===========  ============    ============   ============

CarrAmerica Realty Corporation
FFO attributed to common share from continuing operations                   $ 53,937       $ 51,415        $104,518      $100,241
Series A Preferred share dividends                                               221            221             440           474
Minority interest from convertible partnership units                           4,507          3,794           8,344         8,232
                                                                           -----------  ------------    ------------   ------------
Adjusted FFO attributable to common shares from continuing operations       $ 58,665       $ 55,430        $113,302      $108,947
                                                                           ===========  ============    ============   ============

Weighted average common shares outstanding - Basic                            61,840         66,856          62,509        66,912
Weighted average conversion of Series A Preferred shares                         392            480             436           510
Weighted average conversion of operating partnership units                     6,062          6,470           6,068         6,475
Incremental options                                                            1,200            878           1,340           395
                                                                           -----------  ------------    ------------   ------------
Adjusted weighted average common shares - Diluted                             69,494         74,684          70,353        74,292
                                                                           ===========  ============    ============   ============
